EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-KSB of Colombia Goldfields Ltd. for the fiscal year ended December 31, 2007, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)

the Annual Report on Form 10-KSB of Colombia Goldfields Ltd. for the fiscal year ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, fairly presents in all material respects the financial condition and results of operations of Colombia Goldfields Ltd..

By:	/s/ J. Randall Martin
Name:	J. Randall Martin
Title:	Principal Executive Officer and Vice Chairman
Date:	March 20, 2008